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                                                                Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement of Benton Oil and Gas Company on Form S-4 of our reports dated March 31, 1995 relating to the financial statements of Benton Oil and Gas Company, Benton Oil & Gas Combination Partnership 1989 - 1, L.P., Benton Oil & Gas Combination Partnership 1989 - 1, L.P., Benton Oil & Gas Combination Partnership 1990 - 1, L.P., and Benton Oil & Gas Combination Partnership 1991 - 1, L.P., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Deloitte & Touche LLP

Los Angeles, California
October 24, 1995